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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 of our report dated November 14, 2001 relating to the financial statements and financial statement schedule, which appears in Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
August 16, 2002